Park City Group Reports Fiscal Year 2011 Third Quarter Results

SaaS Subscription Revenue Increased 11%, Free Cash Flow Continues to Accelerate

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3Q11 subscription revenue increased 11% year over year to $1.7 million

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3Q11 GAAP EPS: ($0.04) versus 3Q10 GAAP EPS: $0.00

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3Q11 Non-GAAP EPS: ($0.00) versus 3Q10 Non-GAAP EPS: ($0.01)

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3Q11 adjusted EBITDA: $335,000 versus 3Q10 adjusted EBITDA: $243,000, a 38% increase

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Named supplier connection pipeline increased to 670 connections versus approximately 510 at December 31, 2010

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Retailer hubs increased to 30, versus 28 at December 31, 2010, and 23 at June 30, 2010

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3Q11 free cash flow increased by $349,000 to $251,000, or 10% of total sales

PARK CITY, UT – May 10, 2011 – Park City Group (NYSE Amex: PCYG), a Software-as-a-Service (SaaS) provider of unique supply chain solutions for retailers and their suppliers, today reported a GAAP net loss applicable to common shareholders of $451,464, or ($0.04) per diluted share, on revenue of $2.5 million for the third fiscal quarter ended Mar. 31, 2011.  This compares to an income applicable to common shareholders of $41,755, or $0.00 per diluted share, on revenue of $3.0 million for the third fiscal quarter ended Mar. 31, 2010.  Excluding certain non-cash and other expenses, non-GAAP net loss applicable to common shareholders for the third fiscal quarter was $35,000, or ($0.00) per diluted share compared to a net loss of $120,000 or ($0.01) per diluted share for the prior year.

For the nine month period ended Mar. 31, 2011, the Company reported a GAAP net loss applicable to common shareholders of $983,074, or ($0.09), per diluted share, on revenue of $7.8 million compared to a net loss of $22,099, or ($0.00), per diluted share on revenue of $8.2 million for the same period ended Mar. 31, 2010.  Excluding certain non-cash and other expenses, non-GAAP net income applicable to common shareholders for the nine month period ended Mar. 31, 2011 increased 56% to $498,000, or $0.04 per diluted share compared to $320,000 or $0.03 per diluted share for the prior year.

Commenting on the third quarter, Randall K. Fields, Park City Group’s Chairman and CEO said, “We substantially completed our scaling initiatives in Q3 and are very pleased with the additional capacity gained from our work. As a result, we are ready to accelerate the pace of growth in our subscription revenue and address the current and growing pipeline of new business.  We expect our fourth quarter to mark an inflection point in our growth, as we are on pace to make 75 to 100 supplier connections primarily associated with the previously announced implementation of our first Mega Hub retail customer.  This represents a pace that is three to four times faster than we have ever achieved.  Even more impactful to our bottom line, our new highly-automated processes will support the next stage of growth of the Company without the need for significant additional fixed costs.”

Subscription revenue increased 11% year over year to $1.7 million during the third quarter ended Mar. 31, 2011.  “Growth in subscription revenue continues to meet our expectations and reflects our disciplined approach to grow at a pace that will allow us to deliver superior customer service,” said Mr. Fields.

While subscription revenue increased during the fiscal third quarter, total revenue decreased 16% primarily as the result of a one-time license sale of patents during the prior year.   Total operating expenses during the quarter remained flat year over year at $2.7 million.  “Due to customer demand, our model continues to shift toward subscription revenue.  Unlike our historical license and maintenance model, which can see significant fluctuations in quarterly revenue, a subscription model provides regular recurring revenue and great visibility into future revenue and earnings,” said David Colbert, the Company’s Chief Financial Officer.

“It is absolutely critical to our long-term success that we continue to deliver high levels of customer service while we ramp the pace of our growth.  Thus far in the fourth quarter, our team has contracted or completed 25 supplier connections with outstanding execution.  We continue to build and strengthen our account management team, which will assist in our efforts to scale our business and deliver world-class service to our customers.  We have built a business model with tremendous operating leverage which we expect to produce 75% contribution margin on incremental revenue.  As our top line accelerates, our bottom line should grow even faster,” concluded Mr. Fields.

Conference Call

The Company will host a conference call and webcast today at 4:15 p.m. Eastern to discuss fiscal year 2011 third quarter financial results.  Interested parties may access the conference call via telephone by dialing 877-675-3568 and referring to Conference ID: 62811722.  The call is being webcast and can be accessed on the Company’s website, www.parkcitygroup.com, under the Investor Relations section.  A replay of the webcast will be archived on the Company's website for 60 days.

About Park City Group

Park City Group (NYSE Amex: PCYG) is a Software-as-a-Service (“SaaS”) provider that brings unique visibility to the consumer goods supply chain.  With over $100 million invested in development and 16 years of commercialization surrounding its proprietary scan based data platform, the Company’s services increase customers’ sales and profitability, while ensuring regulatory compliance for both retailers and their suppliers.

Through a process known as Consumer Driven Sales OptimizationTM, Park City Group helps retail and consumer packaged goods customers turn transactional information into actionable strategies to lower inventory, increase sales and improve efficiencies in the supply chain.

The Company’s Food Safety Global RegistryTM provides food retailers and suppliers with a robust solution that will help them protect their brands and remain in compliance with rapidly evolving regulations in the recently-passed Food Safety Modernization Act.  The Food Safety Global Registry, an internet-based technology, will enable all participants in the farm-to-table supply chain to easily manage tracking and traceability requirements as products move between trading partners.  For more information, go to www.parkcitygroup.com.

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Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: non-GAAP EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) to common shareholders, non-GAAP earnings per share and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures are included in the following tables.

Non-GAAP EBITDA excludes items such as impairment charges, allowance for doubtful accounts, charges to consolidate and integrate recently acquired businesses, costs of closing corporate facilities, non-cash stock based compensation and other one-time cash and non-cash charges. Non-GAAP net income (loss) and non-GAAP net income (loss) applicable to common shareholders excludes items such as non-cash stock based compensation, charges to consolidate and integrate recently acquired businesses, costs for closing corporate facilities, amortization of acquired intangible assets and other one-time cash and non-cash charges. Free cash flow includes net cash provided (used) by operating activities less purchase of property and equipment and capitalization of software costs.  The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses or net purchases of property and equipment, as the case may be, which may not be indicative of its core operation results and business outlook. In addition, because Park City Group has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company’s financial reporting.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (”Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

IR Contact:

Dave Mossberg

Three Part Advisors, LLC

817-310-0051

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PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Operations (unaudited)

	Three Months Ended March 31		Nine Months Ended March 31
	2011	2010	2011	2010
Revenues:
Subscription	$1,700,022	$1,530,729	$4,844,914	$4,401,921
Maintenance	521,402	588,007	1,674,353	1,916,693
Professional services and other revenue	180,026	324,318	732,459	1,083,271
Software licenses	85,260	525,120	547,979	754,810

Total revenues	2,486,710	2,968,174	7,799,705	8,156,695

Operating revenues:
Cost of services and product support	1,094,229	1,003,907	2,894,630	2,912,036
Sales and marketing	690,804	743,473	2,048,339	1,877,405
General and administrative	668,081	721,743	2,380,896	2,041,192
Depreciation and amortization	199,005	207,273	575,611	617,312

Total operating expenses	2,652,119	2,676,396	7,899,476	7,447,945

(Loss) Income from operations	(165,409)	291,778	(99,771)	708,750

Other income (expense):
Gain on refinance of note payable	-	-	-	43,811
Other gains	-	-	-	24,185
Interest expense	(80,643)	(168,569)	(263,820)	(553,161)

(Loss) income before income taxes	(246,052)	123,209	(363,591)	223,585

(Provision) benefit for income taxes	-	-	-	-

Net (loss) income	(246,052)	123,209	(363,591)	223,585

Dividends on preferred stock	(205,412)	(81,454)	(619,483)	(245,684)

Net (loss) income applicable to common shareholders	$ (451,464)	$41,755	$(983,074)	$ (22,099)

Weighted average shares, basic	11,325,000	10,755,000	11,136,000	10,672,000
Weighted average shares, diluted	11,325,000	10,781,000	11,136,000	10,672,000
Basic and diluted loss per share	$ (0.04)	$ 0.00	$ (0.09)	$ (0.00)

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheet

	(unaudited)
	March 31	June 30
	2011	2010
Assets

Current assets:
Cash and cash equivalents	$ 1,270,492	$ 1,157,431
Receivables, net of allowance of $25,000 and $72,000 at
March 31, 2011 and June 30, 2010, respectively	1,041,308	1,031,020
Unbilled receivables	94,387	417,926
Prepaid expenses and other current assets	341,834	181,434

Total current assets	2,748,021	2,787,811

Property and equipment, net	406,388	544,576

Other assets:
Deposits and other assets	24,026	23,287
Customer relationships	3,290,546	3,607,283
Goodwill	4,805,933	4,805,933
Capitalized software costs, net	401,955	281,686

Total other assets	8,522,460	8,718,189

Total assets	$ 11,676,869	$ 12,050,576

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$ 602,557	$ 574,847
Accrued liabilities	978,293	1,286,218
Deferred revenue	1,339,189	1,364,390
Capital lease obligations	126,382	132,184
Lines of credit	600,000	600,000
Note payable	2,296,588	766,705

Total current liabilities	5,943,009	4,724,344

Long-term liabilities:
Notes payable, less current portion	962,404	2,920,602
Capital lease obligations, less current portion	56,373	148,749

Total liabilities	6,961,786	7,793,695

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheet

	(unaudited)
	March 31	June 30
	2011	2010

Stockholders’ equity:
Series A Convertible Preferred Stock, $0.01 par value, 30,000,000 shares authorized; 663,683 and 648,396 shares issued and outstanding at
March 31, 2011 and June 30, 2010, respectively	6,637	6,484
Series B Convertible Preferred Stock, $0.01 par value, 30,000,000 shares authorized; 411,927 and 0 shares issued and outstanding at March 31,
2011 and June 30, 2010.	4,119	-
Common stock, $0.01 par value, 50,000,000 shares authorized;
11,386,992 and 10,884,364 shares issued and outstanding at March
31, 2011 and June 30, 2010, respectively	113,870	108,844
Additional paid-in capital	35,433,228	29,881,977
Subscription payable for Series B Convertible Preferred Stock	-	4,119,273
Accumulated deficit	(30,842,771)	(29,859,697)

Total stockholders’ equity	4,715,083	4,256,881

Total liabilities and stockholders’ equity	$ 11,676,869	$ 12,050,576

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Cash Flows (Unaudited)

For the Nine Months Ended March 31,

	2011	2010
Cash Flows From Operating Activities:
Net income (loss)	$ (363,591)	$ 223,585
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	575,611	617,312
Bad debt expense	13,596	173,612
Stock compensation expense	653,211	369,027
Stock issued for litigation settlement	375,000	-
Amortization of discounts on debt	-	1,589
Gain on refinance of debt & other gains	-	(67,996)
Decrease (increase) in:
Trade receivables	(23,884)	(474,835)
Unbilled receivables	323,539	(62,985)
Prepaids and other assets	(161,139)	(1,163)
(Decrease) increase in:
Accounts payable	27,710	(161,514)
Accrued liabilities	(483,699)	(222,185)
Deferred revenue	(25,201)	(142,990)

Net cash provided by operating activities	911,153	251,457

Cash Flows From Investing Activities:
Purchase of property and equipment	(43,904)	(64,741)
Capitalization of software costs	(197,051)	-

Net cash used in investing activities	(240,955)	(64,741)

Cash Flows From Financing Activities:
Dividends paid	(247,156)	-
Net increase in lines of credit	-	400,000
Proceeds from issuance of common stock	140,800	-
Proceeds from exercise of warrants	75,712	-
Payments on notes payable and capital leases	(526,493)	(548,203)

Net cash (used in) provided by financing activities	(557,137)	(148,203

Net increase in cash	113,061	38,513

Cash and cash equivalents at beginning of period	1,157,431	656,279

Cash and cash equivalents at end of period	$ 1,270,492	$ 694,792

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$ -	$ -
Cash paid for interest	$ 272,987	$ 642,618

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Common stock to pay accrued liability	$ 604,274	$ 369,027
Dividends accrued on preferred stock	$ 619,483	$ 245,684
Dividends paid with preferred stock	$ 245,490	$ 321,491
Property and equipment purchased by capital lease	$ -	$ 184,929

PARK CITY GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(In $000’s)

Unaudited results of operations

	Three Months Ended March 31		Nine Months Ended March 31
	2011	2010	2011	2010

Net Income (loss)	($246)	$123	($364)	$224

Adjusted EBITDA Reconciliation Adjustments:
Depreciation and amortization	199	207	576	617
Bad debt expense	11	32	14	174
Interest, net	81	169	264	553
Stock based compensation	290	158	653	369
One-time expenses (stock and cash)	-	-	450	-
One-time patent revenue	-	(490)	-	(490)
Acquisition related costs (1)	-	44	-	85

Adjusted EBITDA	$335	$243	$1,593	$1,532

1.

Acquisition related costs are certain costs that were incurred during the period that were not capitalized, including leases on vacant corporate facilities and data centers, travel, training and "run-out" of certain unused equipment leases and maintenance agreements.

PARK CITY GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP Net Income (Loss) to Common Shareholders and EPS

(In $000’s, except per share)

Unaudited results of operations

	Three Months Ended March 31		Nine Months Ended March 31
	2011	2010	2011	2010

Net Income (loss)	($246)	$123	($364)	$224

Non-GAAP Net Income (Loss) Reconciliation Adjustments:
Stock based compensation	290	158	653	369
One-time expenses (stock and cash)	-	-	450	-
One-time patent revenue	-	(490)	-	(490)
Acquisition related costs (1)	-	44	-	85
Acquisition related amortization (1)	126	126	378	378

Adjusted Non-GAAP Net Income	$170	($39)	$1,117	$566

Preferred dividends	(205)	(81)	(619)	(246)

Adjusted Non-GAAP Net Income to Common Shareholders	($35)	($120)	$498	$320

Weighted average shares, diluted	11,325,000	10,781,000	11,136,000	10,672,000
Adjusted Non-GAAP EPS, diluted	($0.00)	($0.01)	$0.04	$0.03

1.

Acquisition related costs are certain costs that were incurred during the period that were not capitalized, including leases on vacant corporate facilities and data centers, travel, training and "run-out" of certain unused equipment leases and maintenance agreements.

PARK CITY GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP Free Cash Flow

(In $000’s)

Unaudited results of operations

	Three Months Ended March 31		Nine Months Ended March 31
	2011	2010	2011	2010

Net Cash Provided by Operating Activities	$270	($66)	$911	$251

Non-GAAP Free Cash Flow Reconciliation Adjustments:
Purchase of property and equipment	(19)	(32)	(44)	(65)
Capitalized software costs	-	-	(197)	-

Adjusted Non-GAAP Free Cash Flow	$251	($98)	$670	$186